Exhibit 23.2

Miller and Lents, Ltd.

909 Fannin Street

Suite 1300

Houston, Texas 77010

May 23, 2018

Vanguard Natural Resources, Inc.

5847 San Felipe Suite 3000

Houston, Texas 77057

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this registration statement on Form S-3 of Vanguard Natural Resources, Inc. (the “Company”) to which this consent is attached as an exhibit and in any related Prospectus (collectively, the “Registration Statement”) of the Annual Report on Form 10-K of Vanguard Natural Resources, Inc. for the year ended December 31, 2017, which uses the name Miller and Lents, refers to Miller and Lents, and incorporates information contained in our Report of Third Party as of December 31, 2017, on the proved oil, natural gas liquids, and natural gas reserves of Vanguard Natural Resources, Inc. dated January 31, 2018. We further consent to the use of our name in the “Experts” section of the Registration Statement.

Very truly yours,

/s/ MILLER AND LENTS, LTD.

MILLER AND LENTS, LTD.
Texas Registered Engineering Firm F-1442